EXHIBIT (B)

                                     BY-LAWS

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                                     BY-LAWS

                                       OF

         ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.

   (Formerly known as Institutional Investors Capital Appreciation Fund, Inc.)


                        (As Amended to October 17, 2002)

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                                     BY-LAWS
                                       OF
         ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.


                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.     Offices...................................................      1

               Section 1.      Location..................................      1

ARTICLE II.    Meetings of Stockholders..................................      1

               Section 1.      Place of Meeting..........................      1
               Section 2.      Annual Meeting............................      1
               Section 3.      Special Meetings..........................      1
               Section 4.      Notice of Meetings........................      2
               Section 5.      Quorum....................................      2
               Section 6.      Organization..............................      3
               Section 7.      Voting....................................      3
               Section 8.      Inspectors................................      3
               Section 9.      List of Stockholders at Meeting...........      3

ARTICLE III.   Board of Directors........................................      4

               Section 1.      Number, Qualifications and Term of Office.      4
               Section 2.      Vacancies.................................      5
               Section 3.      Resignations..............................      6
               Section 4.      Increase or Decrease in Size of Board.....      6
               Section 5.      Place of Meeting..........................      6
               Section 6.      Annual Meeting............................      6
               Section 7.      Regular Meetings..........................      6
               Section 8.      Special Meetings..........................      6
               Section 9.      Notice of Special Meetings................      7
               Section 10.     Organization..............................      7
               Section 11.     Contracts.................................      7
               Section 12.     Supervision by New York State Banking
                               Department................................      7
               Section 13.     Compensation and Reimbursement of
                               Expenses..................................      8
               Section 14.     Presumption of Concurrence................      8
               Section 15.     Action of Directors or Committees
                               without Meeting...........................      8
               Section 16.     Telephonic Meetings of the Board or
                               Committees................................      9

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE
ARTICLE IV.    Committees................................................      9


ARTICLE V.     Officers..................................................     10

               Section 1.      Number and Description....................     10
               Section 2.      Term of Office............................     10
               Section 3.      Resignation...............................     10
               Section 5.      The President.............................     11
               Section 6.      The Executive Vice President..............     11
               Section 7.      The Vice President........................     11
               Section 8.      The Secretary.............................     11
               Section 9.      Assistant Secretaries.....................     12
               Section 10.     Treasurer.................................     12
               Section 11.     Assistant Treasurers......................     12
               Section 12.     Compensation..............................     12

ARTICLE VI.    Stock.....................................................     13

               Section 1.      Representation of Shares of Stock.........     13
               Section 2.      Open Accounts.............................     13
               Section 3.      Certificates of Stock.....................     13
               Section 4.      Lost, Destroyed or Wrongfully Taken
                               Certificates..............................     14
               Section 5.      Record Date...............................     14
               Section 6.      Record of Stockholders....................     14
               Section 7.      Transfer of Stock.........................     14

ARTICLE VII.   Determination of Net Asset Value..........................     15


ARTICLE VIII.  Repurchase of Stock.......................................     15


ARTICLE IX.    Restrictions on Sale and Transfer of Shares...............     18


ARTICLE X.     Investments...............................................     19


ARTICLE XI.    Custodian.................................................     21


ARTICLE XII.   Investment Adviser........................................     21

               Section 1.      Appointment of Investment Adviser.........     21
               Section 2.      Agreement with Investment Adviser.........     21

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE
ARTICLE XIII.  Bonding of Officers and Employees.........................     22


ARTICLE XIV.   Seal......................................................     22


ARTICLE XV.    Miscellaneous.............................................     22

               Section 1.      Fiscal Year...............................     22
               Section 2.      Reports to Stockholders...................     22

ARTICLE XVI.   Amendments................................................     23


ARTICLE XVII.  Indemnification of Directors and Officers.................     23

               Section 1.      Actions by or in the Right of the
                               Corporation to Procure a Judgment
                               in its Favor..............................     23
               Section 2.      Other Actions or Proceedings..............     24
               Section 3.      Payment of Indemnification Other Than
                               by Court Award............................     24
               Section 4.      Indemnification by a Court................     25
               Section 5.      Limitations on Advancement of Expenses
                               and Indemnification.......................     25
               Section 6.      Other Limitations and Restrictions
                               of Indemnification........................     27

                                     BY-LAWS

                                       OF

         ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.


                                   ARTICLE I.

                                    Offices.

            SECTION 1. LOCATION. The principal office of the Corporation shall be in the City of New York, County and State of New York. The Corporation shall also have offices or agencies at such other places, either within or without the State of New York, as the Board of Directors from time to time may designate, or as the business of the Corporation may require.


                                   ARTICLE II.

                            Meetings of Stockholders.

            SECTION 1. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Corporation in the City of New York, New York, or at such other place as may be fixed by the Board of Directors.

            SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders, for the purposes of electing directors and transacting such other business as may properly come before it, shall be held on such date and at such time and place, as may be specified by the Board of Directors.

            SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called to be held at any time by a majority of the members of the Board of Directors then in office. Special meetings shall be called upon the written request, addressed to the President or the Secretary of the Corporation, of the holders of not less than 25 per cent in amount of the stock of the Corporation outstanding and entitled to vote. Such call and written request shall state the purpose or purposes of the proposed meeting, and the business transacted at any special meeting shall be confined to such stated purpose or purposes.

            SECTION 4. NOTICE OF MEETINGS. Written notice of the place, date, hour and purpose or purposes of each annual meeting of the stockholders and each special meeting of the stockholders shall be given by the Secretary, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. Said written notice, unless it is for the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.

            If mailed, the notice of an annual or special meeting of the stockholders shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to each stockholder at his address as it

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appears on the record of stockholders, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

            If any meeting of the stockholders is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

            Notice of the place, date, hour and purpose of any meeting of the stockholders may be waived in writing by any stockholder either before or after the meeting, and any such waiver shall be filed with the Secretary and by him entered upon the records of the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice to him. Whenever all of the stockholders shall consent in writing to the holding of a meeting, such meeting shall be valid without call or notice.

            SECTION 5. QUORUM. At any meeting of the stockholders the holders of a majority in amount of the outstanding shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

            If a quorum is present, directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at the meeting of the stockholders. Any other corporate action by vote of the stockholders, except as otherwise required by law, shall be authorized by a majority of the votes cast at the meeting of the stockholders.

            In the absence of a quorum at any meeting, the holders of a majority in amount of the outstanding shares of stock entitled to vote, present in person or represented by proxy at the meeting may adjourn the meeting from time to time until the holders of the number of shares requisite to constitute a quorum is present in person or represented by proxy at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

            SECTION 6. ORGANIZATION. The President, or in his absence the Executive Vice President, or in the absence of the President and the Executive Vice President, the Vice President, or in the absence of each of the foregoing, a person chosen by a majority in number of the holders of stock entitled to vote and present in person or represented by proxy, shall act as chairman of the meeting. The Secretary, or in his absence, the Assistant Secretary, or in the absence of both the Secretary and the Assistant Secretary, any person designated by the Chairman, shall act as Secretary of the meeting.

            SECTION 7. VOTING AND PROXIES; ACTION BY WRITTEN CONSENT. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

            Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

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            Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy in any manner permitted by the New York Business Corporation Law. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is provided by law. Without limiting the foregoing, the following shall constitute a valid means by which a stockholder may grant such authority:

            (a) A stockholder may execute a writing authorizing another person or persons to act from him as proxy. Execution may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

            (b) A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, electronic mail or other means of electronic transmission (which may include voting by internet or touch-tone telephone codes) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, electronic mail or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram, electronic mail or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, electronic mail or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the nature of the information upon which they relied.

            Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            SECTION 8. INSPECTORS. The Board of Directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting, may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at

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the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. A report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

            SECTION 9. LIST OF STOCKHOLDERS AT MEETING. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent, shall be produced at any meeting of the stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.


                                  ARTICLE III.

                               Board of Directors.

            SECTION 1. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The business of the Corporation shall be managed by a Board of Directors, each member of which shall:

            (a)   be at least twenty-one years of age;

            (b) throughout his term of office, be a director, trustee or senior officer of an institution which is qualified to be a stockholder of the Corporation or a director, trustee or senior officer of a holding company owning a majority of the outstanding stock of such an institution or an officer of the Corporation;

            (c) not have been convicted within ten years of any felony or misdemeanor involving the purchase or sale of any security or arising out of conduct as an underwriter, broker, dealer, or investment adviser, or as an affiliated person, salesman, or employee of any investment company, bank, or insurance company;

            (d) not be, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, or investment adviser, or as an affiliated person, salesman, or employee of any investment company, bank, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security;

            (e) not remain in office for a period in excess of three months from the date such director no longer qualifies as a director pursuant to paragraph (b) above; and

            (f) not remain in office if he fails to attend at least sixty percent of the regular meetings of the Board of Directors between March and February held in each such twelve-month period; provided, however, that the Board of Directors may waive such attendance requirement as to any director for any such twelve-month period for good cause shown.

            In the nomination and election of directors, appropriate consideration shall be given to the geographical distribution of the stockholders of the Corporation, but representation from each of the groups established by the Savings Banks Association of New York State shall not be required.

            Such directors shall be divided into three classes, which shall be as nearly equal in number as possible, and no class shall include less than three directors. The terms of office of the directors shall be as follows: That of the first class shall expire at the next annual meeting of stockholders, the second class at the second annual meeting and the third class at the third succeeding annual meeting. At each annual meeting after such initial classification, directors replacing those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall serve for the term for which he is elected and until his successor is elected and shall qualify.

            SECTION 2. VACANCIES. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected by the holders of the outstanding stock of the Corporation at an annual or special meeting. In the event that at any time less than a majority of the directors of the Corporation holding office were so elected by the holders of the outstanding stock, the Board of Directors shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors. Any director elected by the Board of Directors shall fill such vacancy until the next annual meeting of stockholders, and until his successor is elected and shall qualify. Any director elected by the holders of the outstanding stock shall fill such vacancy for the unexpired portion of the term of his predecessor in office, and until his successor is elected and shall qualify.

            SECTION 3. RESIGNATIONS. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation; such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

            SECTION 4. INCREASE OR DECREASE IN SIZE OF BOARD. The number of directors may be established by the vote of a majority of the entire Board of Directors from time to time but shall not be more than twenty-five nor less than nine. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders. No decrease in the number of directors shall shorten the term of any incumbent director.

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            SECTION 5. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of New York as it may from time to time determine.

            SECTION 6. ANNUAL MEETING. A meeting of the Board of Directors, to be known as the annual meeting, shall be held without notice immediately after, and at the same place as, the meeting of the stockholders at which such Board of Directors is elected, for the purpose of electing the officers and appointing an Executive Committee of the Corporation.

            SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at least quarterly at such time and place as the Board of Directors may from time to time determine, without call and without notice.

            SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the Secretary on the written request of any two directors. Any such special meetings may be held at such place as shall be specified in the call, but if no place is specified, then at the principal office of the Corporation in the City of New York, New York.

            SECTION 9. NOTICE OF SPECIAL MEETINGS. Notice of the time and place, date and hour, of each special meeting stating the person or persons calling the meeting shall be given by the Secretary to each director at least twenty-four hours prior to such meeting. Such notice may be given verbally, in person or by telephone, in writing by personal delivery, by mail, by facsimile or by telegraph and shall specify the purpose or purposes of such meeting. Any director may waive notice of any meeting, and the attendance of a director at any meeting shall constitute a waiver of notice of such meeting. No business shall be transacted at any special meeting except such as shall have been specified in the notice or waiver of notice thereof.

            SECTION 10. ORGANIZATION. Unless the Board of Directors shall by resolution otherwise provide, the President, or in his absence the Executive Vice President, or in the absence of both the President and Executive Vice President, the Vice President, shall act as chairman at all meetings of the Board of Directors; and the Secretary, or in his absence the Assistant Secretary, or in the absence of both the Secretary and the Assistant Secretary, such person as may be designated by the chairman, shall act as secretary at all such meetings.

            A majority of the entire Board of Directors shall constitute a quorum necessary for the transaction of business or of any specified item of business, and, except as otherwise provided by law, the vote of a majority of directors present at any meeting at which a quorum is present, shall be the act of the Board of Directors. If at any meeting of the Board of Directors a quorum is not present, a majority of the directors present may adjourn the meeting from time to time.

            SECTION 11. CONTRACTS. The Corporation shall not deal or contract with any vendor, purchaser or supplier if any director of the Corporation is either the owner of such vendor, purchaser or supplier or is a partner in, a principal officer or the owner of 15% or more of the outstanding stock of such vendor, purchaser or supplier, or if two or more directors of the Corporation own in the aggregate 25% or more of the outstanding stock of such vendor, purchaser or supplier; provided, however, that the provisions of this section shall not apply to any savings bank organized under the laws of the State of New York or to a corporation all of the stock of which shall be owned by savings banks organized under the laws of the State of New York.

            SECTION 12. SUPERVISION BY NEW YORK STATE BANKING DEPARTMENT. The Corporation makes itself subject to the supervision of the New York State Banking Department and, pursuant to such supervision, submits itself to periodic examinations by the New York State Banking Department at such times and in such manner as the Superintendent of Banks shall provide, and will pay the charges for such examinations assessed against it by the Superintendent of Banks in the same manner as if it were a banking organization organized under the laws of the State of New York.

            SECTION 13. COMPENSATION AND REIMBURSEMENT OF EXPENSES. The Board of Directors, by resolution, may authorize the Corporation to compensate each director for his services as a director of the Corporation, and each director, as such, shall be entitled to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation.

            SECTION 14. PRESUMPTION OF CONCURRENCE. A director who is present at a meeting of the Board of Directors, or any committee thereof, at which action is taken on the declaration of any dividend or other distribution in cash or property, the purchase of the shares of the Corporation, the distribution of assets to stockholders after dissolution of the Corporation without paying or adequately providing for all known liabilities of the Corporation, excluding any claims not filed by creditors within the time limit set in a notice given to creditors under law, or the making of any loan to any director unless authorized by vote of the stockholders, shall be presumed to have concurred in the action unless his dissent thereto shall be entered in the minutes of the meeting, or unless he shall submit his written dissent to the person acting as secretary of the meeting before the adjournment thereof, or shall deliver or send by registered mail such dissent to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from the meeting of the board or any committee thereof, at which such action is taken, shall be presumed to have concurred in the action unless he shall deliver or send by registered mail his dissent thereto to the Secretary of the Corporation or shall cause such dissent to be filed with the minutes of the proceedings of the Board of Directors or committee within a reasonable time after learning of such action.

            SECTION 15. ACTION OF DIRECTORS OR COMMITTEES WITHOUT MEETING. Whenever the Board of Directors or any committee thereof is required or permitted to take action, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or committee shall be filed with the minutes of the proceedings thereof.

            SECTION 16. TELEPHONIC MEETINGS OF THE BOARD OR COMMITTEES. Whenever permitted by the President or, in his absence, by the Executive Vice President, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting, except that any action with respect to the entry into, renewal or performance by the Corporation of any contract or agreement whereby a person undertakes regularly to act or serve as investment advisor of or principal underwriter for the Corporation shall be taken only at a meeting where the requisite directors are physically present.


                                   ARTICLE IV.

                                   Committees.

            The Board of Directors of the Corporation, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

            (1) the submission to stockholders of any action that needs stockholder authorization;

            (2) the filling of vacancies in the Board of Directors or in any committee;

            (3) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

            (4) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; and

            (5) the amendment or repeal of these By-laws, or the adoption of new By-laws.

            Each such committee shall serve at the pleasure of the Board of Directors and may adopt its own rules of procedure and shall keep regular minutes of its proceedings and report the same to the Board of Directors.


                                   ARTICLE V.

                                    Officers.

            SECTION 1. NUMBER AND DESCRIPTION. The officers of the Corporation, all of whom shall be elected by the Board of Directors, shall be a President, an Executive Vice President, a Vice President, a Secretary, one or more Assistant Secretaries, a Treasurer, and, at the option of the Board of Directors, one or more Assistant Treasurers.

            The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary or as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe from time to time.

The President shall have authority to appoint any agents or employees, other than those elected or appointed by the Board of Directors, and to prescribe their authority and duties, which may include the authority to appoint subordinate officers, agents or employees.

            Any two or more offices, except the office of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or certify any instrument in more than one capacity.

            SECTION 2. TERM OF OFFICE. Each officer elected or appointed by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor has been elected or appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent or employee not elected or appointed by the Board of Directors shall hold office at the discretion of the President or of the officer appointing him.

            SECTION 3. RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or Secretary, or to the officer appointing him. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 4. VACANCIES. A vacancy in any office caused by the death, resignation, removal or disqualification of the person elected or appointed thereto, or by any other cause, shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-laws for regular election or appointment to such office. In case of the absence or disability or refusal to act of any officer of the Corporation, or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate, for the time being, the powers and duties or any of them, of such officer, to any other officer or to any director.

            SECTION 5. THE PRESIDENT. The President shall be a director and the principal executive officer of the Corporation. He shall have general charge, control and supervision of the management and direction of the business, property and affairs of the Corporation subject to the control and direction of the Board of Directors.

            The President is authorized to sign, execute and acknowledge in the name and on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, leases, reports, and other documents and instruments, except where the signing and execution thereof by some other officer, agent or representative of the Corporation shall be expressly authorized and directed by law or by the Board of Directors or by these By-laws. Unless otherwise provided by law or by the Board of Directors, the President may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge, in the name and on behalf of the Corporation and in his place and stead, all such documents and instruments. The President shall have such other powers and perform such other duties as are incident to the office of president and as from time to time may be prescribed by the Board of Directors.

            SECTION 6. THE EXECUTIVE VICE PRESIDENT. In the absence or inability to act of the President, or if the office of President be vacant, the powers and duties of the President shall temporarily devolve upon the Executive Vice President, who shall be a director.

            The Executive Vice President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President, including, unless otherwise ordered by the Board of Directors, the power to sign, execute and acknowledge all documents and instruments.

            SECTION 7. THE VICE PRESIDENT. In the absence or inability to act of the Executive Vice President, or if that office be vacant, the powers and duties of the Executive Vice President shall temporarily devolve upon the Vice President.

            The Vice President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President or Executive Vice President, including, unless otherwise ordered by the Board of Directors, the power to sign, execute and acknowledge all documents and instruments.

            SECTION 8. THE SECRETARY. The Secretary shall: (1) keep the minutes of the proceedings of the stockholders, Board of Directors and executive committee and other committees, if any, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (4) file each written request by a stockholder that notice to him be mailed to some address other than the address which appears on the record of stockholders; (5) sign with the President, or a Vice President, certificates representing shares of stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the record of stockholders of the Corporation; and (7) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            SECTION 9. ASSISTANT SECRETARIES. In the absence of the Secretary, or during his disability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Secretaries as the President or the Board of Directors may direct, or, if there be but one Assistant Secretary, then upon such Assistant Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board of Directors or be delegated to them by the President or the Secretary.

            SECTION 10. TREASURER. The Treasurer, subject to the provisions hereinafter set forth respecting a custodian or custodians, and any agreements entered into by the Corporation pursuant thereto, shall have responsibility for the custody and safekeeping of all funds of the Corporation and shall have charge of their collection, receipt and disbursement; shall have responsibility for the custody and safekeeping of all securities of the Corporation; shall receive and have authority to sign receipts for all moneys paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositaries as the Board of Directors shall approve; shall endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; shall disburse the funds of the Corporation only in such manner as the Board of Directors may require; shall sign or countersign all notes, endorsements, guarantees and acceptances made on behalf of the Corporation when and as directed by the Board of Directors; shall keep full and accurate accounts of the transactions of his office in books belonging to the Corporation and render to the Board of Directors, whenever they may require, an account of his transactions as Treasurer; and in general shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors.

            SECTION 11. ASSISTANT TREASURERS. In the absence of the Treasurer, or during his disability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Treasurers as the President or the Board of Directors may direct, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer. The Assistant Treasurers shall have such other powers and perform such other duties as shall from time to time be assigned to them, respectively, by the Board of Directors or be delegated to them by the President or the Treasurer.

            SECTION 12. COMPENSATION. The salaries or other compensation of all officers elected or appointed by the Board of Directors shall be fixed from time to time by the Board of Directors. The salaries or other compensation of all other officers, agents and employees of the Corporation shall be fixed from time to time by the President, but only within such limits as to amount, and in accordance with such other conditions, if any, as from time to time may be prescribed by the Board of Directors.


                                   ARTICLE VI.

                                     Stock.

            SECTION 1. REPRESENTATION OF SHARES OF STOCK. The shares of stock of the Corporation shall be held in open accounts or represented by certificates for shares of stock. Certificates shall be issued if a stockholder shall request such issuance.

            SECTION 2. OPEN ACCOUNTS. Open accounts shall be maintained and recorded by the Transfer Agent or the Registrar of the Corporation. Each open account shall bear the name and address of the record owner of the shares held in the open account and such other information as the Board of Directors may deem appropriate for complete and accurate identification. Upon any change in the number of shares held in an open account, written notice of such change shall be mailed to the record owner.

            SECTION 3. CERTIFICATES OF STOCK. Certificates representing shares of stock of the Corporation shall be in such form as may be determined by the Board of Directors. All such certificates shall be consecutively numbered and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer of the Corporation and may, but need not be, sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

            Each certificate representing shares of stock of the Corporation shall when issued state upon the face thereof: that the Corporation is formed under the laws of the State of New York; the name of the person or persons to whom issued; the number and class of shares which such certificate represents; and the par value of each share represented by such certificate. Each certificate shall also on its face have noted conspicuously the restrictions on transfer set forth in Article IX of these By-laws.

            The name and address of the persons to whom certificates for shares of stock are issued and the number of shares represented by and the date of issue and transfer of each certificate, shall be entered on books of the Corporation kept for that purpose. The stock record and transfer books and the blank stock certificates shall be kept by such Transfer Agent or by the Secretary or such other officer as shall be designated by the Board of Directors for that purpose. Every certificate surrendered to the Corporation for redemption, transfer, exchange, or credit to an open account shall be cancelled and shall show thereon the date of cancellation.

            SECTION 4. LOST, DESTROYED OR WRONGFULLY TAKEN CERTIFICATES. The Board of Directors of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, apparently destroyed or wrongfully taken. When authorizing such issue of a new certificate the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or wrongfully taken.

            SECTION 5. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting, nor more than sixty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

            SECTION 6. RECORD OF STOCKHOLDERS. The Corporation shall keep at its principal office, or at the office of its transfer agent or registrar in the State of New York, a record containing the names and addresses of all stockholders, the number of shares held by each, and the dates when they respectively became the owners of record thereof. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a record owner to receive dividends and other distributions and to vote the shares held in his name, and the Corporation shall not be bound to recognize any other person's equitable or legal claim to or interest in such shares.

            SECTION 7. TRANSFER OF STOCK. Shares of stock of the Corporation, to the extent transferable, shall be transferred on the books of the Corporation only upon surrender of a certificate or certificates therefor, if any, to the Corporation or its Transfer Agent properly endorsed or accompanied by or, if no certificates therefor have been issued, by delivery of proper assignments duly executed by the registered holder thereof in person or by his attorney duly authorized in writing.


            ARTICLE VII.

                        Determination of Net Asset Value.

                  The net asset value of each share of stock shall be determined in accordance with generally accepted accounting principles as of such time as may be specified by the Board of Directors and, unless the Corporation shall be exempted therefrom, in accordance with the applicable provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.


                                  ARTICLE VIII.

                              Repurchase of Stock.

            The option granted to each holder of shares of stock requiring the Corporation to purchase all or any part of such shares may be exercised only in accordance with the following:

            1. Such right shall be exercised in each instance by a notice of redemption given to the Corporation or its Transfer Agent during usual business hours. Such notice shall consist of an irrevocable offer to sell each of such shares to the Corporation at the redemption price per share and may be made orally or in writing in form acceptable to the Corporation or its Transfer Agent. Prior to payment of the redemption price by the Corporation,

                  (a) all oral notices shall be confirmed in writing; and

                  (b) certificates, if any, for the shares to be redeemed by the Corporation in proper form for transfer, together with such proof of the authenticity of signatures as may be required by the Corporation or its Transfer Agent shall be surrendered to the Corporation or its Transfer Agent; provided that in any case where a certificate has been issued for part or all of the shares to be redeemed, a duly executed stock power or other instrument of assignment covering such shares, together with such proof of authenticity of signatures on such stock power or other instrument of assignment as may be required by the Corporation or its Transfer Agent shall be delivered, if required, to the Corporation or its Transfer Agent.

            2. The redemption price applicable to any such redemption shall be computed as of the close of the New York Stock Exchange on the day on which notice of redemption is received by the transfer agent of the Corporation, if received on a business day before the close of the New York Stock Exchange; if the notice of redemption is not received on a business day, or if such notice is received after the close of the New York Stock Exchange on a business day, then the redemption price shall be computed as of the close of the next succeeding business day. Such computation shall apply only to the extent of 2500 shares or 10% of the total number of shares owned on the date of giving such notice by the holder presenting shares for redemption, whichever is greater. The computation of the redemption price of any excess number of shares as to which notice is received from a shareholder shall be made at the close of the New York Stock Exchange on the business day next succeeding the date of the first computation, subject to the same maximum limitation of the greater of 2500 shares or 10% of the total number of shares owned on the date of giving such notice, with continuing like computations on each succeeding business day, until the redemption price for all shares for which notice has been received shall have been so determined. A business day is a day, other than a public holiday in the State of New York, on which the New York Stock Exchange is open for trading. The procedures for computation of redemption prices for large redemptions contained in the second and third sentences of this paragraph 2 may be waived by the Board of Directors in the event that it determines that such restrictions are not in the best interests of the Corporation and its stockholders.

            3. The redemption price shall be paid by the Corporation in cash within seven business days after receipt of the notice of redemption by the Corporation or its Transfer Agent, provided the certificates for the shares to be redeemed, if any, have been surrendered or any documentation required has been delivered to the Corporation or its Transfer Agent; except that

                  (a) in the event that the redemption price of any share shall be computed pursuant to this article on a day other than the day of delivery of notice of redemption, then the redemption price of such share shall be paid by the Corporation within seven business days after such day of computation;

                  (b) any such payment may be postponed or the right of redemption suspended,

                        (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted;

                        (ii) for any period during which the Board of Directors determines that an emergency exists as the result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets;

                        (iii) for such other period as the Securities and
                              Exchange Commission may by order permit for the protection of security holders of the Corporation; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to the existence of restricted trading under (i) above or the emergency under (ii) above; or

                        (iv) for such other period as may be fixed by the Board of Directors, if the Board of Directors shall determine that it is contrary to the best interests of the Corporation and to its other stockholders to commit the Corporation to an earlier repurchase of any or all of the shares so offered, but such determination shall be made only when a prior offer remains unaccepted or when the Board of Directors expressly concludes that by reason of the number of shares offered or the condition of the securities markets there is doubt as to the ability of the Corporation to liquidate assets sufficient to raise the necessary funds within an earlier time without undue sacrifice and that the existence of extraordinary conditions requires adoption of an emergency measure; and

                  (c) any such payment may be made in whole or in part in kind, in securities or other assets of the Corporation, if the Board of Directors shall determine that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Corporation is impracticable, or payment in cash would be prejudicial to the best interests of the remaining stockholders of the Corporation, provided that in making any such payment in kind, the Corporation shall, as nearly as may be practicable, deliver securities or other assets of a market value representing the same proportionate interest in the assets of the Corporation as is represented by the shares so to be paid for; whenever delivery of securities or other assets is so to be made, such delivery shall be made as promptly as practicable after receipt by the Corporation or its Transfer Agent of a request for redemption in proper form accompanied by such other documents as may be required by the Corporation pursuant to these By-laws.

                                   ARTICLE IX.

                  Restrictions on Sale and Transfer of Shares.

            In addition to such restrictions as may be set forth in Article Fourth of the Corporation's certificate of incorporation, shares of stock of the Corporation shall not be sold or be transferable to or be owned by, any person other than (i) a savings bank or savings and loan association which is organized under the laws of the State of New York, (ii) a federal savings association organized under the laws of the United States, (iii) a holding company owning a majority of the outstanding shares of such a savings bank, savings and loan association or savings association, (iv) a life insurance department of any such savings bank, savings and loan association or savings association, (v) a wholly- or majority-owned subsidiary of any such savings bank, savings and loan association or savings association, including without limitation a life insurance subsidiary, (vi) a pension trust, fund, plan or agreement participated in by one or more such savings banks, savings and loan associations, savings associations or holding companies to provide retirement benefits, death benefits or disability benefits for any or all of its or their active officers and employees, or (vii) any insurance company, including without limitation SBLI Mutual Life Insurance Company of New York, Inc. and any of its subsidiaries or any trust or other entity holding for the benefit of any of the foregoing or the policyholders of any such insurance company or subsidiary.


                                   ARTICLE X.

                                  Investments.

            As a general policy it shall be the objective of the Corporation to the fullest extent reasonably possible to keep at least 80% of the assets (at market value) of the Corporation invested in common stocks but it shall not be deemed inconsistent with such general policy to invest part of said assets from time to time in preferred stocks and obligations that are convertible into such common stocks, or to write (sell) call options, which are listed on an organized securities exchange, on securities which are owned by the Corporation.

            All investments shall also be subject to the following restrictions and limitations:

            1. All investments shall meet the requirements of the New York Banking Law, the requirements of the Investment Company Act of 1940 for a "diversified company" and the requirements of the Internal Revenue Code for qualification as a "regulated investment company".

            2.    The Corporation may not:

                  (i) purchase securities of an issuer if such purchase would cause more than 25% of the value of the Corporation's total assets (taken at current value) to be invested in the securities of any one issuer or group of issuers in the same industry;

                  (ii) purchase securities of an issuer if such purchase would cause more than 5% of any class of securities of such issuer to be held by the Corporation;

                  (iii) purchase securities of an issuer (other than obligations of the United States and its instrumentalities) if such purchase would cause more than 5% of the Corporation's total assets, taken at market value, to be invested in the securities of such issuer;

                  (iv) invest in any issuer for the purpose of exercising control of management;

                  (v)   underwrite securities of other issuers;

                  (vi) purchase or sell real estate, or real estate mortgage loans;

                  (vii) deal in commodities or commodities contracts;

                  (viii)loan money, except that the Corporation may (A)
                        purchase debt obligations and (B) make sales of Federal funds;

                  (ix) purchase on margin or sell short any security (but the Corporation may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities);

                  (x) borrow money or mortgage or pledge any of its assets, except that the Corporation may borrow money from banks for temporary or emergency (but not leveraging) purposes in an amount up to 5% of the Corporation's total assets when the borrowing is made, and may pledge up to 15% of its assets to secure such borrowings;

                  (xi) purchase or retain securities of an issuer if any officer, director or employee of or counsel for the Corporation is an officer, director or employee of such issuer; and

                  (xii) write, purchase or sell puts, calls or combinations
                        thereof, except that the Corporation may (A) write covered call options with respect to any or all of its portfolio securities and (B) enter into closing purchase transactions with respect to such options.

                                   ARTICLE XI.

                                   Custodian.

            All securities and funds owned by the Corporation shall at all times be held in the custody of one or more custodians or sub-custodians appointed by the Board of Directors upon such terms and conditions as the Board of Directors may fix. Each such custodian or sub-custodian shall be a bank (as defined in the Investment Company Act of 1940, as amended) which shall have at all times an aggregate capital, surplus and undivided profits of not less than $500,000. The Corporation or any such custodian or sub-custodian may deposit all or any part of the securities owned by the Corporation in a securities depository or clearing agency or the federal bookentry system in accordance with the requirements of the Investment Company Act of 1940, as amended.


                                  ARTICLE XII.

                               Investment Adviser.

            SECTION 1. APPOINTMENT OF INVESTMENT ADVISER. The Board of Directors may appoint an investment adviser to furnish to the Corporation investment management services and other facilities and services upon such terms and conditions as the Board of Directors may authorize.

            SECTION 2. AGREEMENT WITH INVESTMENT ADVISER. The appointment of an investment adviser shall be by written agreement, which agreement shall be in compliance with the Investment Company Act of 1940.


                                  ARTICLE XIII.

                       Bonding of Officers and Employees.

            All officers and employees of the Corporation who may singly or jointly with others have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, shall be bonded by a reputable fidelity insurance company against larceny and embezzlement in such reasonable amounts as a majority of the Board of Directors of the Corporation who are not such officers and employees shall determine with due consideration to the value of the aggregate assets of the Corporation to which such persons shall have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of securities in the Corporation's portfolio. Such determination shall be made at least once a year.

            The Secretary of the Corporation shall make all the filings and give all the notices required by Rule 17g-1 promulgated under the Investment Company Act of 1940.

                                  ARTICLE XIV.

                                      Seal.

            The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                   ARTICLE XV.

                                 Miscellaneous.

            SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

            SECTION 2. REPORTS TO STOCKHOLDERS. The Board of Directors shall at least semi-annually submit to the stockholders a written financial report of the transactions of the Corporation including financial statements which shall at least annually be reported on by independent public accountants.


                                  ARTICLE XVI.

                                   Amendments.

            These By-laws, except as otherwise provided by law, may be amended or repealed or new By-laws may be adopted by the affirmative vote of the Board of Directors at any regular or special meeting of the Board, except that Section 11 or Section 12 of Article III shall not be altered, amended or repealed without the prior written approval of the Superintendent of Banks of the State of New York and Article X may not be altered, amended or repealed except upon a majority vote of the Corporation's outstanding shares. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a precise statement of changes made. By-laws adopted by the Board of Directors may be amended or repealed by the stockholders.


                                  ARTICLE XVII.

                   Indemnification of Directors and Officers.

            SECTION 1. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION TO PROCURE A JUDGMENT IN ITS FAVOR. The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this Section shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

            SECTION 2. OTHER ACTIONS OR PROCEEDINGS. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil (including administrative) or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

            The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

            SECTION 3. PAYMENT OF INDEMNIFICATION OTHER THAN BY COURT AWARD. A person who has been successful, on the merits or otherwise, in the defense of a civil (including administrative) or criminal action or proceeding of the character described in Section 1 and Section 2 above shall be entitled to indemnification as authorized in such Sections.

            Except as provided in the paragraph above, any indemnification under
Section 1 or Section 2 of this Article, unless ordered by a court under Section 4 of this Article, shall be made by the Corporation, only if authorized in the specific case:

            (i) By the Board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 1 or
      Section 2, as the case may be; or

            (ii) If such a quorum is not obtainable with due diligence or even if obtainable, a quorum of disinterested directors so directs:

                  (a) By the Board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Sections has been met by such director or officer; or

                  (b) By the stockholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such Sections.

            Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by
Section 5(a) of this Article, subject to Section 5(b).

            SECTION 4. INDEMNIFICATION BY A COURT. Notwithstanding any failure of the Corporation to provide indemnification, and despite any contrary resolution of the Board or of the stockholders in the specific case under
Section 3, indemnification shall be awarded by a court to the extent authorized under Section 1, Section 2 and the first paragraph of Section 3.

            Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

            SECTION 5. LIMITATIONS ON ADVANCEMENT OF EXPENSES AND
INDEMNIFICATION.

            (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under the last paragraph of
Section 3, or allowed by a court under the last paragraph of Section 4, shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article of the bylaws not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

            (b) No advancement of expenses shall be made pursuant to this Article unless:

                  (i) the indemnitee, or someone on behalf of the indemnitee, undertakes to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification; and

                  (ii) one of the following conditions has been met:

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                        (a)   the indemnitee provides security for his
                              undertaking,

                        (b) the Corporation is insured against losses arising by reason of any lawful advance, or

                        (c) a majority of a quorum of the disinterested non-party directors, or an independent legal counsel in a written opinion, determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

            (c) The Corporation shall indemnify any officer or director ("indemnitee") only after the occurrence of any one of the following events:

                  (i) a final decision on the merits by a court or other body before whom a proceeding was brought that the indemnitee was not liable by reason of "Disabling Conduct," I.E., willful misfeasance, bad faith, gross negligence or reckless disregard of duty,

                  (ii) a dismissal of a court action or administrative
            proceeding against the indemnitee for insufficient evidence of any Disabling Conduct with which he has been charged,

                  (iii) a determination, made in good faith and upon a review of the facts, by the vote of a majority of those directors who are neither interested persons of the Corporation or parties to the action or proceeding, that the indemnitee was not liable by reason of Disabling Conduct,

                  (iv) the receipt by the Board of Directors of a written
            opinion by legal counsel not representing the indemnitee determining, upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct, or

                  (v) under other circumstances in which indemnification may lawfully be given.

            (d) No indemnification, advancement or allowance shall be made under this Article in any circumstance where:

                  (i) that the indemnification, advancement or allowance would be inconsistent with a provision of the certificate of incorporation , a by-law, a resolution of the board or of the stockholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

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                           (ii) if there has been a settlement approved by the
                  court, the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

            (e) If, under this Article of the by-laws any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the stockholders, the Corporation shall, not later than the next annual meeting of stockholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

            SECTION 6. OTHER LIMITATIONS AND RESTRICTIONS OF INDEMNIFICATION. Notwithstanding anything contained in Sections 1 through 5 above of this Article to the contrary, this Article does not protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.